UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 11, 2006

SonomaWest Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-01912	94-1069729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2064 Highway 116 North Sebastopol, California	95472
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (707) 824-2534

Same
(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 11, 2006, the Board of Directors (“Board”) of SonomaWest Holdings, Inc. (the “Company”), upon the recommendation of the Board’s Compensation Committee (the “Compensation Committee”), approved compensation arrangements for Walker R. Stapleton, the Company’s Chief Executive Officer and a director.

The Board approved a base salary for Mr. Stapleton’s service as Chief Executive Officer of the Company of $8,558 per month effective at the beginning of the Company’s 2007 fiscal year commencing July 1, 2006; for the fiscal year ended June 30, 2006, Mr. Stapleton’s base salary was $8,000 per month. The Company also agreed to pay $550 per month representing a portion of the health insurance premiums for Mr. Stapleton, and to reimburse Mr. Stapleton for 50% of his cellular telephone expenses (which expenses relate to the Company), both of which are consistent with the Company’s arrangements with other employees of the Company. The Company has agreed to reimburse Mr. Stapleton for up to $32,400 annually for office and travel expenses he incurs in connection with the Company’s business. The approved arrangements do not include any provision for severance or similar compensation upon termination of his status as an officer of the Company.

In addition, upon the recommendation of the Compensation Committee, the Board approved the payment of a bonus to Mr. Stapleton with respect to the 2006 fiscal year of $35,000.

The Board also approved the payment of bonuses to other employees of the Company with respect to the 2006 fiscal year, in an aggregate amount of approximately $24,100.

Item 8.01 Other Events

As previously reported, the Board previously established a special committee of the Board (the “Special Committee”), consisting of directors Joe Milam and Fredric Selinger, to review a letter received by the Company from Walker R. Stapleton, the Company’s President and Chief Executive Officer, expressing an interest in initiating a management-led buyout transaction of the Company by an investment group including Mr. Stapleton and members of his family, including Craig Stapleton, who is the Company’s largest stockholder.

On June 19, 2006, the Company issued a press release announcing that it had received a letter from Mr. Stapleton withdrawing his earlier expression of interest.

The Board has determined that the work of the Special Committee has been completed, and accordingly the existence of the Special Committee has been terminated.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit List  Description of Exhibit

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOMAWEST HOLDINGS, INC.

Date: July 12, 2006	By:	/s/ Walker R. Stapleton
Walker R. Stapleton
Chief Executive Officer